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                                                                    Exhibit 21.1
                                                                    ------------
Subsidiaries of the Registrant
-------------------------------
                                                             Common Stock
                                                             Ownership by
                                                            Irvine Sensors
                                                            --------------
Novalog, Inc.                                                     95%
3001 Redhill Ave., Building 4
Costa Mesa, California 92626

MicroSensors, Inc.                                                98%
3001 Redhill Ave., Building 4
Costa Mesa, California 92626

3D-Microelectronics, Inc.**                                      100%
3001 Redhill Ave., Building 4
Costa Mesa, California 92626

3D-Microsystems, Inc.**                                          100%
3001 Redhill Ave., Building 4
Costa Mesa, California 92626

RedHawk Vision, Inc.                                              70%
3001 Redhill Ave., Building 4
Costa Mesa, California 92626

iNetWorks Corporation                                             95%
3001 Redhill Ave., Building 3
Costa Mesa, California 92626

Silicon Film Technologies, Inc.*                                  51%


*   in liquidation pursuant to Chapter 7 bankruptcy proceedings
**  not operational